EXHIBIT 99.1
For Immediate Release
QUALMARK CORPORATION REPORTS SECOND QUARTER FINANCIAL RESULTS
“...Our business continues to grow, as total revenue has expanded 14% over the second quarter of
2005 ...”
(July 25, 2006) – Denver, Colorado – QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing), HASS (Highly Accelerated Stress Screening) and electro-dynamic systems, today announced results for the second quarter ended June 30, 2006.
For the quarter (three months ended June 30, 2006):
Revenue-
The Company reported total revenue for the quarter of $4,288,000 versus total revenue of $3,769,000 from 2005. Charles Johnston, QualMark’s President and CEO stated, “We are excited with the continued growth and profitability of our business during the second quarter. For the quarter, total revenue expanded 14% as compared to the prior year quarter. Our HALT/HASS business segment, which consists of our core, accelerated testing products and services grew 10% as compared to 2005 and our Electro-dynamic business segment, which consists of electro-dynamic products and services (Ling Electronics), grew 36% as compared to 2005.”
During the quarter, the HALT/HASS segment shipped its first Typhoon chamber to Toshiba, who will utilize the equipment to test electronic components to be incorporated into Toyota automobiles. The HALT/HASS segment also operated in additional markets that helped drive second quarter revenue, which included; avionics, consumer electronics (LCD), power supplies and electromagnetic relays. The HALT/HASS segment expanded its presence in the consumer electronics market to include the testing of cable connectors used on various types of televisions and continued to ship multiple Typhoon chambers to a first tier Airbus supplier.
Our Electro-dynamic business segment (Ling Electronics), continued to sell in the aerospace, military, telecommunications and test lab markets, which helped drive second quarter revenue. During the quarter, the Electro-dynamic segment shipped a specialized electro-dynamic amplifier to a first tier US military supplier. The use of this equipment is a continuing trend for US military applications, as the Electro-dynamic business segment shipped similar equipment to an additional first tier US military supplier during the first quarter of 2006. The Company is focusing its efforts on expanding its international presence. “The potential for market expansion and revenue growth in our Electro-dynamic business is exponential in Asia Pacific,” commented Johnston.
Income-
The Company reported operating income of $398,000, pre tax income of $320,000 and net income of $261,000, which included an additional $27,000 expense related to the fair value of stock options and $59,000 expense for estimated income tax, for the quarter, versus operating income of $377,000, pre tax income of $338,000 and net income of $335,000 for 2005. The Company will be recording non-cash expenses related to the fair value of stock options and estimated income tax throughout the remainder of the year. These changes from 2005 reflect the Company’s adoption of SFAS 123R in 2006 and a change in the Company’s effective tax rate for 2006. The Company continues to have net operating loss carry-forwards to apply to actual taxable income; therefore these income tax expenses do not have an impact on cash. “On a comparative basis, our income for the quarter was $347,000, which excludes the additional expense related to the fair value of stock options and estimated income tax, versus a net income of $335,000 for 2005,” Johnston stated.

Earnings per share-
The Company reported diluted net income per share for the quarter of $0.03, which included additional non-cash expenses related to the fair value of stock options and estimated income tax, as compared to diluted income per share of $0.04 for 2005. “On a comparative basis, excluding the non-cash expenses related to the fair value of stock options and estimated income tax, diluted income per share for the quarter would have been $0.04,” commented Johnston. The primary dilution for the Company is attributable to certain financial securities that are convertible into common stock. The Company does not anticipate any additional dilution at this time. However, the Company may enter into financial transactions to assist with financing additional acquisitions or provide capital for future growth, which may further impact dilution.
For the year (six months ended June 30, 2006):
Revenue-
The Company reported total revenue for the six months ended June 30, 2006 of $8,486,000 versus total revenue of $7,427,000 from 2005. “Year over year, total revenue grew 14%. Our HALT/HASS business segment grew 13% as compared to 2005 and our Electro-dynamic business segment grew 23% as compared to 2005.”
“The consumer electronic, international automotive, avionics and military markets continue to thrive for QualMark. We have recognized noticeable revenue increases in both of our business segments. Sales opportunities for our Electro-dynamic business segment, Ling Electronics, continue to increase. We are working on expanding the geographic markets that the Electro-dynamic segment reaches, as well as the closure rate on potential business. Our sales and marketing efforts have been able to propel our HALT/HASS business segment into new markets and new applications for existing markets. This success is attributed to our leading edge technology and our extensive product and application knowledge that far exceed any of our competitors,” Johnston concluded.
Income-
For the six months ended June 30, 2006, the Company reported operating income of $803,000, pre tax income of $652,000 and net income of $530,000, which included an additional $58,000 expense related to the fair value of stock options and $122,000 expense for estimated income tax, for the year, versus operating income of $732,000, pre tax income of $660,000 and net income of $653,000 for 2005. “On a comparative basis, our income for the six months ended June 30, 2006 was $710,000, which excludes the additional expense related to the fair value of stock options and estimated income tax, versus a net income of $653,000 for 2005”, Johnston stated.
Earnings per share-
For the six months ended June 30, 2006, the Company reported diluted net income per share of $0.06, which included additional non-cash expenses related to the fair value of stock options and estimated income tax, as compared to diluted income per share of $0.08 for 2005. “On a comparative basis, excluding the non-cash expenses related to the fair value of stock options and estimated income tax, diluted income per share for the quarter would have been $0.08,” commented Johnston. The primary dilution for the Company is attributable to certain financial securities that are convertible into common stock. The Company does not anticipate any additional dilution at this time. However, the Company may enter into financial transactions to assist with financing additional acquisitions or provide capital for future growth, which may further impact dilution.
QualMark’s quarterly conference call to discuss second quarter 2006 results will be held today, July 25, 2006 at 11:00 a.m. Eastern Time.
To participate via conference call dial 888-318-6430 no later than 10:50 a.m. EST on July 25th. The leader name is Charles Johnston. The QualMark security code to access this earnings call is QUALMARK.

	Quarter to Date		Year to Date
	June 30		June 30
	2006	2005	2006	2005

HALT/HASS segment revenue	$3,545,000	$3,222,000	$6,953,000	$6,178,000
Electro-dynamic segment revenue	743,000	547,000	1,533,000	1,249,000

Total revenue	4,288,000	3,769,000	8,486,000	7,427,000

Gross profit	1,939,000	1,690,000	3,709,000	3,299,000
Gross profit margin	45.2%	44.8%	43.7%	44.4%

Income from operations	398,000	377,000	803,000	732,000
Pretax income	320,000	338,000	652,000	660,000

Net income	261,000	335,000	530,000	653,000

Earnings Per Share:

Basic:

Net income	261,000	335,000	530,000	653,000
Preferred stock dividends	(62,000)	(57,000)	(122,000)	(113,000)
Accretion of redeemable preferred stock	(37,000)	(50,000)	(74,000)	(100,000)

Net income available to common shareholders	162,000	228,000	334,000	440,000

Basic earnings per share	$0.04	$0.06	$0.08	$0.11

Basic weighted average shares outstanding	4,474,000	4,167,000	4,456,000	4,152,000

Diluted:

Net income	261,000	335,000	530,000	653,000
Interest expense from convertible debt	21,000	20,000	36,000	40,000

Net income available to common shareholders — Diluted	282,000	355,000	566,000	693,000

Diluted earnings per share	$0.03	$0.04	$0.06	$0.08

Diluted weighted average shares outstanding	9,354,000	9,094,000	9,288,000	8,983,000

QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems (HALT and HASS) providing the world’s largest corporations with solutions that improve product reliability and allow them to get to market faster. The Company has installed more than 600 of its proprietary testing systems in 30 countries. The Company operates and partners with ten testing facilities worldwide.

The Company also offers electrodynamic vibration solutions through its subsidiaries, QualMark Ling Electronics and QualMark ACG Corporation.
QualMark Ling Electronics and ACG Corporation, headquartered in West Haven, Connecticut are the leaders in supplying electro-dynamic systems, components, and service to the worldwide vibration test equipment market.
The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company’s Securities and Exchange Commission filings; downturns in the Company’s primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company’s operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.
     Contact:
QualMark Corporation
Charles Johnston, President and CEO
Anthony Scalese, CFO
303-254-8800
     Internet: www.qualmark.com